NEVADA

sample

COMMON STOCK
CUSIP 13764T105

45,000,000 AUTHORIZED SHARES
PAR VALUE: $0.001

Cannabis Sativa, Inc.

Shares of CANNABIS SATIVA, INC. *Common Stock*

CFO

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CANNABIS SATIVA, INC.
NEVADA
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PRESIDENT